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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, except for Note 14 as to which date is March 16, 2003, in the Registration Statements (Form S-1) and related Prospectus of Bank Mutual Corporation filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statements under the Securities Act of 1933 (File No. 333-105685 and 333-109268) for the registration of up to 78,900,643 shares of its common stock.


                              /s/ Ernst & Young LLP

Milwaukee, Wisconsin
September 30, 2003